UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                           FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported) July 21,
                            2005


                   NICHOLAS FINANCIAL, INC.
    (Exact name of registrant as specified in its Charter)


British Columbia, Canada          0-26680          8736-3354
(State or Other Jurisdiction of  (Commission   (I.R.S. Employer
Incorporation or Organization)   File Number)  Identification No.)

  2454 McMullen Booth Road, Building C
    Clearwater, Florida                           33759
  (Address of Principal Executive Offices)      (Zip Code)


                        (727) 726-0763
     (Registrant's telephone number, Including area code)


                        Not applicable
    (Former name, former address and former fiscal year, if
                 changed since last report)

Item 2.02   Results of Operations and Financial Condition

July  21,  2005  - Nicholas Financial, Inc., (NASDAQ:  NICK)
announced that net income increased 47% to $2,394,000 for the three months ended June 30, 2005 as compared to $1,632,000 for the three months ended June 30, 2004. Diluted earnings per share increased 28% to $0.23 for the three months ended June 30, 2005 as compared to $0.18 for the three months ended June 30, 2004. Revenue increased 26% to $9,160,000 for the three months ended June 30, 2005 as compared to $7,277,000 for the three months ended June 30, 2004. "These excellent results are a direct reflection of our disciplined underwriting," according to Peter L. Vosotas, Chairman and CEO of the Company.



Item 9.01      Financial Statements and Exhibits

Exhibit #      Description

 9       Press release dated July 21, 2005, announcing
          record earnings for the quarter ended June 30, 2005.

                         SIGNATURES

   Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                  NICHOLAS FINANCIAL, INC.
                        (Registrant)


  Date: July 21, 2005           /s/ Peter L. Vosotas
                                Peter L. Vosotas
                                Chairman, President,  Chief
                                Executive Officer
                                (Principal Executive Officer)


  Date: July 21, 2005          /s/ Ralph T. Finkenbrink
                               Ralph T. Finkenbrink
                               (Principal Financial
                                Officer and Accounting
                                Officer)

Exhibit Index

Exhibit     Description

 9       Press release dated July 21, 2005, announcing
          record earnings for the quarter ended June 30, 2005.

                          Exhibit 9
                                         FOR IMMEDIATE RELEASE



Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759


Contact: Ralph Finkenbrink        NASDAQ: NICK
         Sr.Vice President, CFO   Web Site: www.nicholasfinancial.com
         Ph # - 727-726-0763





Nicholas Financial Reports Record 1st Quarter Results


July  21,  2005  - Nicholas Financial, Inc., (NASDAQ:  NICK)
announced that net income increased 47% to $2,394,000 for the three months ended June 30, 2005 as compared to $1,632,000 for the three months ended June 30, 2004. Diluted earnings per share increased 28% to $0.23 for the three months ended June 30, 2005 as compared to $0.18 for the three months ended June 30, 2004. Revenue increased 26% to $9,160,000 for the three months ended June 30, 2005 as compared to $7,277,000 for the three months ended June 30, 2004. "These excellent results are a direct reflection of our disciplined underwriting," according to Peter L. Vosotas, Chairman and CEO of the Company.

  The Company has now reported same quarter record increases for revenue and earnings in 60 out of the past 61 quarters.

The Company opened its 36th branch location in Indianapolis, Indiana during the first quarter. The Company currently has committed to opening additional locations in Conyers, GA, Raleigh-Durham, NC, and Baltimore, MD. The Company expects all three of these new branch offices to be open and fully operational during the second quarter.

The Company will hold its 2005 Annual Meeting at 10:00am  on
August 10, 2005 at the Company's headquarters located in Clearwater, Florida.


Founded in 1985, with assets of $125,820,000 as of June 30, 2005, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 36 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,000,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.'s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's Annual Report on Form 10-KSB for the year ended March 31, 2005. Such statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

Nicholas Financial, Inc.
Condensed Consolidated Statements of Income
(Unaudited, Dollars in Thousands, Except Per Share Amounts)


                             Three Months Ended June 30,

                                   2005      2004
                                ---------------------
Revenue:
 Interest income on
  finance receivables           $ 9,110      $ 7,214
 Sales                               50           63
                               --------      -------
                                  9,160        7,277
Costs and expenses:

 Expenses                         3,896        3,157
 Provision for credit losses        428          581
 Interest expense                   981          915
                               --------     --------
                                  5,305        4,653

Operating income
 before income taxes              3,855        2,624
Income tax expense                1,461          992
                               --------     --------
 Net income                    $  2,394     $  1,632
                               ========     ========
Earnings per share:

 Basic                         $   0.24     $   0.19
                               ========     ========
 Diluted                       $   0.23     $   0.18
                               ========     ========

Weighted average shares       9,851,657    8,504,328
                              =========    =========
Weighted average shares and
 assumed dilution            10,481,773    9,095,433
                             ==========    =========


(Historical shares outstanding and earnings per share have been adjusted for the June 17, 2005 stock split)


Condensed Consolidated Balance Sheets
(Unaudited, Dollars in Thousands)

                          June 30,       March 31,
                            2005           2005
                         ---------       ---------
Cash                     $   1,442       $     853
Finance receivables, net   118,089         113,708
Other assets                 6,289           6,254
                         ---------       ---------
 Total assets            $ 125,820       $ 120,815
                         =========       =========

Line of credit           $  67,042       $  65,331
Other notes payable            600           1,000
Other liabilities            9,236           7,726
                         ---------       ---------
 Total liabilities          76,878          74,057

Shareholders' equity        48,942          46,758
                         ---------       ---------
Total liabilities and
 shareholders' equity    $ 125,820       $ 120,815
                         =========       =========


<CATPION>
Portfolio Summary             Three months ended June 30,
                                  2005         2004
                            -------------------------------

Average finance receivables,
 net of unearned interest (1)  $140,718,717  $123,025,445

Average indebtedness (2)       $ 66,986,506    63,714,820

Finance revenue (3)            $  9,109,701  $  7,214,258
Interest expense                    980,553       915,320
                               --------------------------
Net finance revenue            $  8,129,148  $  6,298,938
                               ==========================
Weighted average
 contractual rate (4)                24.12%        24.29%
                               ==========================
Average cost of
 borrowed funds (2)                   5.86%         5.75%
                               ==========================

Gross portfolio yield (5)            25.90%        23.46%

Interest expense as a percentage
of average finance receivables,
net of unearned interest              2.79%         2.98%

Provision for credit losses as a
percentage of average finance
receivables, net of unearned
interest                              1.22%         1.89%
                               --------------------------
Net portfolio yield (5)              21.89%        18.59%

Operating expenses as a
percentage of average finance
receivables, net of unearned
interest (6)                         10.83%        10.04%
                               --------------------------
Pre-tax yield as a percentage of
average finance receivables, net
of unearned interest (7)             11.06%         8.55%
                               ==========================

Write-off to liquidation (8)          5.03%         5.46%

Net charge-off percentage (9)         4.44%         4.65%


Note: All three month key performance indicators expressed as percentages have been annualized.

(1) Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2) Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3) Finance revenue does not include revenue generated by Nicholas Data Services, Inc., ("NDS") the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4) Weighted   average  contractual  rate   represents   the
    weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.

(5) Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6) Operating   expenses  represent  total  expenses,   less
    interest expense, the provision for credit losses and operating costs associated with NDS.

(7) Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)      Write-off  to liquidation percentage is defined  as
    net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9) Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

The following tables present certain information regarding delinquency rates experienced by the Company with respect to Contracts and under its direct loan program.

<CATPION>
                                     At June 30,
                              2005               2004
                      -----------------------------------------
     Contracts
Gross Balance
 Outstanding              $183,005,750        $159,986,743
                          =============       ============
Delinquencies

30 to 59 days          $ 2,440,862  1.33%   $ 2,704,294  1.68%
60 to 89 days              649,406  0.35%       539,691  0.34%
90  +  days                174,630  0.10%       219,687  0.14%
                       -----------  -----   -----------  -----
Total Delinquencies    $ 3,264,898  1.78%   $ 3,463,672  2.16%
                       ===========  =====   ===========  =====

     Direct Loans
Gross Balance
 Outstanding              $  6,498,264        $  4,726,746
                          ============        ============
Delinquencies

30  to  59 days        $    70,102  1.08%   $    26,903  0.57%
60 to 89 days               28,183  0.43%        20,089  0.43%
90  + days                  14,144  0.22%        26,998  0.57%
                       -----------  -----   -----------  -----
Total Delinquencies    $   112,429  1.73%   $    73,990  1.57%
                       ===========  =====   ===========  =====



The amounts shown in the tables below represent the amount of Contracts purchased, net of unearned interest.

    --------------------------------------------------
                              Three months ended
                                    June 30,
       Contracts                 2005       2004
    --------------------------------------------------
       Purchases             $23,421,962  $22,399,319

       Weighted APR               23.99%       24.11%

       Average Discount            8.55%        8.76%

       Average Term (months)          45           44

       Average Loan               $8,704       $8,275

       Number of Contracts         2,691        2,707
    ----------------------------------------------------
